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                         CONSENT OF ERNST & YOUNG LLP



The Board of Directors
Whirlpool Corporation
Benton Harbor, Michigan



We consent to the incorporation by reference in Registration Statement Nos. 33-34490, 33-34037, 33-21360, 33-00201, 2-64261, 33-05904, 33-40249, 33-40010
and 33-43823 of Whirlpool Corporation and Registration Statement Nos. 33-26680 and 33-53196 of Whirlpool Corporation and Whirlpool Savings Plan of our report dated January 26, 1995, with respect to the consolidated financial statements and schedules of Whirlpool Corporation and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 1994.




/s/ Ernst & Young LLP

Chicago, Illinois
March 17, 1995